Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement (File No. 333-297131) on Form F-1 of our report dated June 29, 2026 with respect to the audited consolidated financial statements of Koei Group Co., Ltd. for the years ended February 28, 2026 and February 28, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
August 6, 2026